Exhibit 10.7

EXECUTION VERSION

INVESTOR RIGHTS AGREEMENT

THIS INVESTOR RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of October 30, 2020 (the “Effective Time”), by and among SOC Telemed, Inc. (f/k/a Healthcare Merger Corp.), a Delaware corporation (the “Company”), and SOC Holdings LLC, a Delaware limited liability company (the “Stockholder”). Capitalized terms used but not otherwise defined in this Agreement have the respective meanings given to them in the Merger Agreement (as defined below).

WHEREAS, the Company and certain of its affiliates have consummated the business combination and the other transactions (collectively, the “Transactions”) contemplated by the Agreement and Plan of Merger, dated as of July 28, 2020, by and among the Company, Sabre Merger Sub I, Inc., a Delaware corporation, Sabre Merger Sub II, LLC, a Delaware limited liability company, and Specialists On Call, Inc., a Delaware corporation (“Sabre”);

WHEREAS, in its capacity as the holder of a majority of the outstanding equity interests of Sabre prior to the consummation of the Transactions, the Stockholder desires that, after giving effect to the Transactions, it will have representation on the board of directors of the Company (the “Board”) so as to continue to create value for its direct and indirect equityholders and for the other direct and indirect equityholders of the Company; and

WHEREAS, in furtherance of the foregoing, the Stockholder desires to have certain director nomination rights with respect to the Company, and the Company desires to provide the Stockholder with such rights, in each case, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficient of which are hereby acknowledged, each of the parties to this Agreement agrees as follows:

Article I
NOMINATION RIGHT

Section 1.1 Board Nomination Right.

(a) From the Effective Time until the termination of this Agreement in accordance with Section 2.1, at every meeting of the Board, or a committee thereof, or action by written consent, at or by which directors of the Company are appointed by the Board or are nominated to stand for election and elected by stockholders of the Company:

(i) For so long as the Stockholder holds at least fifty percent (50%) of the issued and outstanding shares of Parent Class A Common Stock, the Stockholder shall have the right to designate for election to the Board up to five (5) individuals to serve as directors of the Company (any individual designated by the Stockholder for election to the Board pursuant to this Section 1.1(a), a “Designee” and, collectively, the “Designees”) that, if elected, will result in five (5) Designees serving on the Board; provided that in such event, the size of the Board in accordance with Section 1(d) shall be nine (9) directors.

(ii) For so long as the Stockholder holds at least thirty five percent (35%) but less than fifty percent (50%) of the issued and outstanding shares of Parent Class A Common Stock, the Stockholder shall have the right to designate for election to the Board up to three (3) Designees that, if elected, will result in three (3) Designees serving on the Board; provided that in such event, the size of the Board in accordance with Section 1(d) shall be nine (9) directors.

(iii) For so long as the Stockholder holds at least fifteen percent (15%) but less than thirty five percent (35%) of the issued and outstanding shares of Parent Class A Common Stock, the Stockholder shall have the right to designate for election to the Board up to two (2) Designees that, if elected, will result in two (2) Designees serving on the Board provided that in such event, the size of the Board in accordance with Section 1(d) shall be seven (7) directors.

(iv) For so long as the Stockholder holds at least five percent (5%) but less than fifteen percent (15%) of the issued and outstanding shares of Parent Class A Common Stock, the Stockholder shall have the right to designate for election to the Board up to one (1) Designee that, if elected, will result in one (1) Designee serving on the Board; provided that in such event, the size of the Board in accordance with Section 1(d) shall be seven (7) directors.

(b) From and after the Effective Time, the Company shall, as promptly as practicable, take all actions necessary (including, without limitation, calling special meetings of the Board and the stockholders of the Company and recommending, supporting and soliciting proxies) to ensure that: (i) the applicable Designees are included in the Board’s slate of nominees to the stockholders of the Company and recommended by the Board at any meeting of stockholders called for the purpose of electing directors, in each case, to the extent necessary such that the number of Designees that the Stockholder is eligible to designate shall be designated; and (ii) each applicable Designee up for election in accordance with the foregoing is included in the proxy statement prepared by management of the Company in connection with the Company’s solicitation of proxies or consents in favor of the foregoing for every meeting of the stockholders of the Company called with respect to the election of directors, and at every adjournment or postponement thereof, and on every action or approval by written resolution of the stockholders of the Company or the Board with respect to the election of directors. The Company shall use no less efforts to cause the election of each Designee that is proposed to serve on the Board by the Stockholder than the Company shall use with respect to each other nominee up for election.

(c) If any Designee ceases to serve for any reason (including because of the death, disability, disqualification, resignation, or removal of such Designee), the Stockholder shall, subject to the Stockholder then being entitled to designate such individual for election or appointment as a director pursuant to Section 1.1(a), be entitled to designate such person’s successor in accordance with this Agreement and the Board shall promptly fill the vacancy with such successor Designee.

(d) The Company shall take all necessary and desirable actions within its control such that, as of the Effective Time and thereafter from time to time, the size of the Board is set at either seven (7) directors or nine (9) directors, as applicable in accordance with Section 1(a), and sufficient existing directors from time to time resign or are removed from the Board such that the Board positions designated for the Designees are vacant immediately prior to the nomination and appointment of the Designees provided for herein; provided that the Board may after the Effective Time take action (in accordance with the Company’s Amended and Restated Certificate of Incorporation and bylaws in effect at such time) to increase the size of the Board so long as the Stockholder approves such action. For the avoidance of doubt, in the event that the Stockholder shall forfeit the right pursuant to Section 1(a) to designate one (1) or more Designees (but continues thereafter to retain the right pursuant to Section 1(a) to designate one (1) or more other Designees), the Stockholder shall have the right to elect which of its Designees is required to resign or otherwise be removed from the Board.

(e) Notwithstanding any of this Section 1.1 to the contrary, the election or appointment of any Designee to the Board shall be subject to the prior execution by such Designee of an irrevocable resignation letter in the form attached hereto as Exhibit A.

(f) The Company shall indemnify the Designees on the same basis as all other members of the Board and pursuant to indemnity agreements with terms that are no less favorable to the Designees than the indemnity agreements entered into between the Company and its other non-employee directors.

(g) Notwithstanding the provisions of this Section 1.1, the Stockholder shall not be entitled to designate a Person as a nominee to the Board upon a written determination by the Nominating and Corporate Governance Committee of the Company (which determination shall set forth in writing reasonable grounds for the determination) that the Person would not be qualified under any applicable law, rule or regulation to serve as a director of the Company, in each case solely to the extent such determination is based upon any of the following: (i) such Person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (ii) such Person was the subject of any Order not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently or temporarily enjoining such proposed director from, or otherwise limiting, the following activities: (A) engaging in any type of business practice, or (B) engaging in any activity in connection with the purchase or sale of any security or in connection with any violation of federal or state securities Laws; (iii) such Person was the subject of any Order not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than sixty (60) days the right of such person to engage in any activity described in clause (ii)(B), or to be associated with Persons engaged in such activity; (4) such

Person was found by a court of competent jurisdiction in a civil action or by the SEC to have violated any federal or state securities Law, and the judgment in such civil action or finding by the SEC has not been subsequently reversed, suspended or vacated; or (v) such Designee was the subject of, or a party to any federal or state judicial or administrative Order not subsequently reversed, suspended or vacated, relating to a violation of any federal or state securities Law.

(h) In such an event set forth in Section 1.1(g), the Stockholder shall be entitled to select a Person as a replacement Designee and the Company shall use such efforts as set forth in Section 1.1(b) to cause that Person to be nominated as a Designee at the same meeting as the initial Person was to be nominated.

(i) For the avoidance of doubt, Thomas J. Carella, who is currently serving as a Class III Director (as defined in the Company’s Second Amended and Restated Certificate of Incorporation (the “Company Charter”)), and Amr Kronfol, who is currently serving as a Class III Director (as defined in the Company Charter), shall constitute Designees of the Stockholder for so long as each shall serve as directors of the Company in accordance with, and subject to, the rights of the Stockholder under this Agreement.

(j) For so long as any Designee serves as a director on the Board, the Company (i) shall provide such Designee with the same expense reimbursement, benefits, indemnity, exculpation and other arrangements provided to the other directors on the Board and (ii) shall not amend, alter or repeal any right to indemnification or exculpation covering or benefiting any Designee as and to the extent consistent with applicable Law, including but not limited to any rights contained in the governing documents of the Company (except to the extent such amendment or alteration permits the Company to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto).

(k) The Company shall (i) purchase directors’ and officers’ liability insurance in an amount determined by the Board to be reasonable and customary and (ii) for so long as any Designee serves as a director on the Board, maintain such directors’ and officers’ liability insurance coverage with respect to such Designee; provided, that upon removal or resignation of such Designee for any reason, the Company shall take all actions reasonably necessary to extend such directors’ and officers’ liability insurance coverage with respect to such Designee for a period of not less than six (6) years from any such event in respect of any act or omission of such Designee occurring at or prior to such event.

Article II
MISCELLANEOUS

Section 2.1 Termination. This Agreement shall terminate automatically and become void and of no further force or effect, without any notice or other action by any Person, at such time as the Stockholder ceases to beneficially own at least five percent (5%) of the issued and outstanding shares of Parent Class A Common Stock.

Section 2.2 Notices. All notices, requests and other communications to either party hereunder shall be in writing (including electronic transmission) and shall be given in accordance with the provisions of the Support Agreement.

Section 2.3 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

Section 2.4 Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including by operation of law, by any party hereto without the prior written consent of the other party hereto.

Section 2.5 No Third Party Beneficiaries. This Agreement is exclusively for the benefit of the parties hereto, and their respective successors and permitted assigns, and this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right by virtue of any applicable law in any jurisdiction to enforce any of the terms to this Agreement.

Section 2.6 Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter of this Agreement and supersede all other prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter of this Agreement. Each party hereto acknowledges and agrees that, in entering into this Agreement, such party has not relied on any promises or assurances, written or oral, that are not reflected in this Agreement.

Section 2.7 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of Laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

Section 2.8 Jurisdiction; WAIVER OF TRIAL BY JURY. Any Legal Proceeding based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in federal and state courts located in the State of Delaware, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Legal Proceeding, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Legal Proceeding shall be heard and determined only in any such court, and agrees not to bring any Legal Proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Legal Proceeding brought pursuant to this Section 2.8. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE SUBJECT MATTER HEREOF.

Section 2.9 Specific Performance. The parties hereto acknowledge that the rights of each party hereto to consummate the transactions contemplated hereby are unique and recognize and affirm that in the event of a breach of this Agreement by any party, money damages may be inadequate and the non-breaching party may have no adequate remedy at law. Accordingly, the parties hereto agree that such non-breaching party shall have the right to enforce its rights and the other party’s obligations hereunder by an action or actions for specific performance and/or injunctive relief (without posting of bond or other security), including any order, injunction or decree sought by such non-breaching party to cause the other party to perform its/their respective agreements and covenants contained in this Agreement and to cure breaches of this Agreement, without the necessity of proving actual harm and/or damages or posting a bond or other security therefore. Each party hereto further agrees that the only permitted objection that it may raise in response to any action for any such equitable relief is that it contests the existence of a breach or threatened breach of this Agreement.

Section 2.10 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by facsimile or e-mail shall be as effective as delivery of a manually executed counterpart of the Agreement.

Section 2.11 Amendment. This Agreement may be amended, modified or supplemented at any time only by the written consent of each of the parties hereto, and any amendment, modification or supplement so effected shall be binding on each of the parties hereto.

Section 2.12 Rights Cumulative. Except as otherwise expressly limited by this Agreement, all rights and remedies of each of the parties hereto under this Agreement will be cumulative, and the exercise of one or more rights or remedies will not preclude the exercise of any other right or remedy available under this Agreement or law.

Section 2.13 Further Assurances. Each of the parties hereto shall execute and deliver such further instruments and do such further acts and things as may be required to carry out the intent and purpose of this Agreement.

Section 2.14 Enforcement. Each of the parties hereto covenants and agrees that the disinterested members of the Board have the right to enforce, waive or take any other action with respect to this Agreement on behalf of the Company.

Section 2.15 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as a deed as of the date first written above.

COMPANY
SOC TELEMED, INC.
By:	/s/ John Kalix
Name: John Kalix
Title: Chief Executive Officer
STOCKHOLDER
SOC HOLDINGS LLC
By:	/s/ Amr Kronfol
Name: Amr Kronfol
Title: President

[Signature Page to Investor Rights Agreement]

Exhibit A

FORM OF IRREVOCABLE RESIGNATION

[__], 2020
SOC
Telemed, Inc.
[ADDRESS]

ATTENTION: SECRETARY

Re: Resignation

Ladies and Gentlemen:

This irrevocable resignation is delivered pursuant to Section 1.1(d) of the Investor Rights Agreement, dated as of [__], 2020 (the “Agreement”), by and between SOC Telemed, Inc. (f/k/a Healthcare Merger Corp.) (the “Company”) and the Stockholder (as defined in the Agreement). If, following such time that the Agreement is terminated in accordance with its terms [or the Stockholder ceases to beneficially own at least [fifty percent (50%)]1 [thirty five percent (35%)]2 [fifteen percent (15%)]3 [five percent (5%)]4 of the issued and outstanding shares of Parent Class A Common Stock], the Board (as such term is defined in the Agreement) requests in writing that I resign as a director of the Company, I hereby tender the immediate resignation of my position as a director of the Company and from any and all committees of the Board on which I serve.

This resignation may not be withdrawn by me at any time.

Sincerely,

[Applicable Designee]

____________

1 Note to Draft: To be included for two Designees.

2 Note to Draft: To be included for one Designee

3 Note to Draft: To be included for one Designee

4 Note to Draft: To be included for one Designee.